UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 19, 2006

Handleman Company

(Exact Name of Registrant as Specified in Its Charter)

Michigan

(State or Other Jurisdiction of Incorporation)

1-7923	38-1242806
(Commission File Number)	(IRS Employer Identification No.)

500 Kirts Boulevard, Troy, Michigan	48084-5225
(Address of Principal Executive Offices)	(Zip Code)

(248) 362-4400

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance & Management

Item 5.02 Appointment of Principal Officer

On October 19, 2006, Handleman Company (“Handleman”) publicly announced that Robert Kirby accepted the appointment as Handleman’s President and Chief Operating Officer. Mr. Kirby who is 51 years of age, comes to Handleman from Johnson & Johnson where he served as Vice President, North America Operations-Consumer Product Companies from 1999-2002, Vice President, Global Supply Chain-Consumer & Personal Care Group from 2002 to 2004 and his most recent position as President, Personal Products Company-Consumer Products Companies since 2004.

Mr. Kirby’s annual compensation is $550,000. Handleman will also pay Mr. Kirby a one-time $150,000 bonus payable with a $100,000 payment in January 2007 and a $50,000 payment after his family relocates to Michigan. Handleman awarded Mr. Kirby 40,000 performance shares of Handleman stock effective in October 2006, with an additional 40,000 performance unit award with a cash payout based on the same measure as the performance shares as defined in Handleman’s Performance Share and Performance Unit Grant Agreement. Handleman granted Mr. Kirby 100,000 stock options, with an option price determined by the Handleman stock price at the close of business on Mr. Kirby’s first day of work, that vest in equal amounts over the next three years and 20,000 shares of restricted stock vesting in equal amounts over the next two years on Mr. Kirby’s anniversary date. Handleman also guaranteed Mr. Kirby a fiscal year 2007 minimum bonus of $300,000 and a fiscal year 2008 minimum bonus of $150,000. Additionally, Mr. Kirby shall be entitled to receive a cash bonus based on the closing price of 100,000 shares of Handleman stock on his second anniversary with the Company and a cash bonus based on the closing price of 50,000 shares of Handleman stock on his third anniversary with the Company.

Handleman also entered into a severance arrangement with Mr. Kirby pursuant to which Handleman will provide Mr. Kirby with one year’s base salary plus a portion of his target bonus in the amount of $150,000 and will immediately vest Mr. Kirby’s cash bonus based on the closing price of 100,000 shares of Handleman stock on Mr. Kirby’s employment termination date, if Handleman terminates Mr. Kirby’s employment for any other reason than cause during the first two years of his employment. Handleman will also enter into a Change of Control Agreement with Mr. Kirby. Further, Handleman will provide Mr. Kirby with such other benefits as are generally awarded to its executive officers.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDLEMAN COMPANY

Date: October 19, 2006	By:	/s/ Thomas C. Braum, Jr.
	Name:	Thomas C. Braum, Jr.
	Title:	Executive Vice President and Chief Financial Officer